Exhibit 10.12

[THESE WARRANTS AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS AN EXEMPTION IS AVAILABLE FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT.]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 5, 2012.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 4:00 P.M. (VANCOUVER TIME) ON MAY 4, 2015.

WARRANTS

for the purchase of Common Shares of

LYNDEN ENERGY CORP.

(a British Columbia company)

Warrant Certificate Number W-12-05-•	Number of Common Shares:

1.	Grant of Warrants

1.1	For valuable consideration, Lynden Energy Corp. (the “Company”), hereby grants to (the “Holder”), of , the right to acquire that number of Common Shares set out above subject to adjustment as herein provided and subject to the terms and conditions set out herein.

2.	Interpretation

2.1	As used in this certificate:

(a)	“Capital Reorganization” has the meaning given in section 4.1(a);

(b)	“Common Shares” means the common shares in the capital of the Company as such shares exist at the close of business on the date of issuance of this certificate; provided that, in the event of any adjustment of subscription rights pursuant to Article 4, “Common Shares” shall thereafter mean the shares or other securities or property purchasable upon the exercise of the Warrants as a result of any such adjustment;

(c)	“Common Share Reorganization” has the meaning given in section 4.2(a);

(d)	“Current Market Price” of the Common Shares at any date means the simple average of the closing price per share for the Common Shares for any 10 consecutive trading days selected by the Company commencing not more than 45 trading days before such date on such stock exchange or over-the-counter market on which the Common Shares trade as selected by the Company (provided that if on any day in such period no closing price per share for the Common Shares is reported on by such exchange for such day, the average of the reported closing bid and asked prices on such exchange on such day shall be deemed to be the closing price per share for the Common Shares for such day);

(e)	“Dividend Paid in the Ordinary Course” means a dividend paid on the Common Shares in any four consecutive quarters of the Company, whether in (1) cash, (2) securities of the Company, including rights, options or warrants to purchase any securities of the Company or property or other assets of the Company or (3) property or other assets of the Company, to the extent that the amount or value of such dividend together with the amount or value of all other dividends theretofore paid during such financial year (any such securities, property or other assets so distributed to be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the Company, which determination shall be conclusive, provided that, for the purposes of this definition, the fair market value of any Common Shares distributed by way of dividend shall be conclusively determined by reference to the Current Market Price per Common Share on the date prior to the declaration of such dividend) does not exceed the greater of:

(i)	150% of the aggregate amount of dividends paid by the Company on the Common Shares in the period of four consecutive financial quarters ended immediately prior to the first day of such financial year; and

(ii)	100% of the consolidated net income of the Company before extraordinary items (but after dividends payable on all shares ranking prior to or on a parity with respect to the payment of dividends with the Common Shares) in respect of the period of four consecutive financial quarters ended immediately prior to the first day of the current financial quarter (such consolidated net income, extraordinary items and dividends to be shown in the audited consolidated financial statements of the Company for such period of four consecutive financial quarters or if there are no audited consolidated financial statements for such period, computed in accordance with generally accepted accounting principles, consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Company);

(f)	“Equity Shares” means the Common Shares and any shares of any other class or series of the Company which may from time to time be authorized for issue if by their terms such shares confer upon the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company beyond a fixed sum or a fixed sum plus accrued dividends;

(g)	“Exercise Date” means the date on which this certificate is delivered for exercise, together with full payment of the Exercise Price, in accordance with the provisions of Article 3;

(h)	“Exercise Price” means $0.65 per Common Share until the Time of Expiry, subject to adjustment in accordance with the provisions of Article 4;

(i)	“Term” means the period of time commencing from the date of issuance of this certificate and expiring at the Time of Expiry;

(j)	“Time of Expiry” means 4:00 p.m. (Vancouver time) on May 4, 2015;

(k)	“Transfer Agent” means the Company; and

(l)	“Warrants” means the share purchase warrants evidenced by this certificate.

2.2	As used in this certificate, the masculine gender includes the feminine and neuter genders, and vice versa, and the singular includes the plural, and vice versa, where the context so requires, and the terms “herein”, “hereby”, “hereunder”, “hereof”, “these Warrants” and similar provisions refer to this certificate as a whole and not to any particular section or other portion hereof unless the context otherwise requires.

2.3	The division of this certificate into sections and the insertion of headings are for convenience of reference and shall not affect the interpretation hereof.

2.4	Where reference is made in this certificate to an amount of money, such reference shall, unless otherwise specifically provided, be deemed to be a reference to Canadian funds.

2.5	Time shall be of the essence hereof.

2.6	This certificate constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations or warranties of any kind not contained herein. This certificate may not be amended or modified in any respect except by written instrument signed by the parties.

2.7	The invalidity of any provision of this certificate or any covenant herein contained shall not affect the validity of any other provision or covenant herein contained.

2.8	The Warrants and this certificate will be governed exclusively by the laws of British Columbia and the federal laws of Canada applicable therein, without giving effect to the conflicts of laws principles thereof and without reference to the laws of any other jurisdiction. The courts of British Columbia shall have exclusive jurisdiction over any dispute arising in connection with the Warrants and this certificate.

3.	Exercise of Warrants

3.1	The Holder (subject to the provisions of section 3.2) shall have the right to exercise the Warrants at any time or from time to time during the Term, in whole or in part, by the surrender of this certificate, to the Transfer Agent, together with the duly completed and executed exercise form attached hereto as Schedule A and payment, by certified cheque, bank draft, money order or wire transfer payable to the Company, of the applicable Exercise Price for the number of Common Shares then being purchased. Upon any such exercise, the Company shall cause a certificate registered in the name of the Holder, representing in the aggregate such number of the Common Shares as the Holder shall have then paid for, to be delivered to the Holder (provided that the Holder has surrendered to the Transfer Agent this certificate), within a reasonable time, not exceeding three business days after the Warrants shall have been so exercised. Unless the Warrants have expired, if less than the full number of Warrants is exercised, this certificate will be endorsed to show the number of Common Shares acquired upon exercise and the number of Common Shares remaining hereunder, and this certificate will be returned to the Holder.

3.2	The Warrants shall expire and terminate at the Time of Expiry.

3.3	Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Company to issue any securities except for those securities in respect of which the Holder shall have exercised its right to purchase hereunder in the manner herein provided.

3.4	Nothing in this certificate or in the holding of the Warrants will be construed as conferring on any Holder any right or interest whatsoever as a shareholder of the Company, including but not limited to any right to vote at, to receive notice of, or to attend any meeting of shareholders or any other proceeding of the Company or any right to receive any dividend or other distributions.

3.5	If the Warrants are exercised before September 5, 2012, the certificate representing the Common Shares will bear the following legend: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 5, 2012.

4.	Adjustments

4.1	If at any time after the date hereof and prior to the Time of Expiry:

(a)	there shall be a reclassification of the Common Shares outstanding at any time or change of the Common Shares into other shares or securities, or any other capital reorganization affecting the Common Shares except as described in section 4.2, or a consolidation, amalgamation or merger of the Company with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares or securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Holder shall be entitled to receive upon the exercise of the Warrants, and shall accept for the same aggregate consideration, in lieu of the number of Common Shares to which it was theretofore entitled upon the exercise of the Warrants, the kind and amount of shares or other securities or property which it would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, it had been the registered holder of the number of Common Shares to which it was theretofore entitled upon such exercise. If determined appropriate by the Company, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 4 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Article 4 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Warrants.

(b)	any adjustment in the Exercise Price shall occur as a result of an event referred to in section 4.2(a) or 4.2(b), then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent that any adjustment in subscription rights occurs pursuant to this section 4.1(b) as a result of a distribution of exchangeable or convertible securities other than Equity Shares referred to in section 4.2(a), the number of Common Shares purchasable upon the exercise of the Warrants shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Common Shares which would be purchasable based upon the number of Common Shares actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right. To the extent that any adjustment in subscription rights occurs pursuant to this section 4.1(b) as a result of the fixing by the Company of a record date for the distribution of exchangeable or convertible securities other than Equity Shares or rights, options or warrants referred to in section 4.2(b), the number of Common Shares purchasable upon exercise of the Warrants shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number which would be purchasable pursuant to this section 4.1(b) if the fair market value of such securities or such rights, options or warrants had been determined for purposes of the adjustment pursuant to this section 4.1(b) on the basis of the number of Equity Shares issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

4.2	The Exercise Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time after the date hereof and prior to the Time of Expiry, the Company shall (i) subdivide the outstanding Common Shares into a greater number of Common Shares, (ii) consolidate the outstanding Common Shares into a lesser number of Common Shares, or (iii) make any distribution, other than by way of a Dividend Paid in the Ordinary Course, to the holders of all or substantially all of the outstanding Common Shares payable in Common Shares, (any of such events being called a “Common Share Reorganization”), the Exercise Price shall be adjusted effective immediately after the effective date or record date, as the case may be, on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization occurring on the effective date or record date as the case may be.

(b)	If and whenever at any time after the date hereof, the Company shall fix a record date which is prior to the Time of Expiry for the issue or distribution to all or substantially all the holders of the Common Shares of:

(i)	securities of the Company including any rights, options or warrants to acquire Equity Shares or securities convertible into or exchangeable for Equity Shares or property or assets at a price per Common Share or having a conversion or exchange price per Common Share less than 75% of the Current Market Price per Common Share on such record date; or

(ii)	any property or other assets,

and if such issuance or distribution is not by way of a Dividend Paid in the Ordinary Course or a Common Share Reorganization then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the product of the number of Common Shares outstanding on such record date and the Current Market Price on such record date, less the aggregate fair market value (as determined by the Company, which determination shall be conclusive) of such securities, property or other assets so issued or distributed, and of which the denominator shall be the product of the number of Common Shares outstanding on such record date and such Current Market Price; any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation.

4.3	The following provisions shall also apply to this Article 4:

(a)	In any case in which this Article 4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event:

(i)	issuing to the Holder the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Holder any distributions declared with respect to such additional Common Shares, provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing its right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of the Warrants and to such distributions declared with respect to any such additional Common Shares issuable on the exercise of the Warrants.

(b)	The adjustments provided for in this Article 4 are cumulative; shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent; and shall apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this Article; provided that, notwithstanding any other provision of this Article 4, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect and no adjustment shall be required in the number of Common Shares purchasable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a share (provided, however, that any adjustments which by reason of this section 4.3(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

(c)	In the event of any dispute between the Company and the Holder with respect to the adjustments provided for in this Article 4, such dispute shall be conclusively determined by a firm of chartered accountants appointed by the Company (who may be the Company’s auditors); such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the Holder. In the event that any such determination is made, the Company shall deliver a certificate to the Holder describing such determination.

(d)	No adjustment in the Exercise Price or in the number of Common Shares purchasable upon exercise of the Warrants shall be made in respect of any event described in this Article 4, other than the events referred to in clauses (i) and (ii) of section 4.2(a), if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if it had exercised the Warrants prior to or on the effective date or record date of such event.

(e)	If the Company shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any issue or distribution or for the issue of any rights, options or warrants and shall thereafter and before such distribution or issue to such shareholders legally abandon its plan to make such distribution or issue, then no adjustment in the Exercise Price shall be required by reason of the setting of such record date.

(f)	In the absence of a resolution of the directors fixing a record date for any of the events referred to in section 4.2(b), the Company shall be deemed to have fixed as the record date therefor the date on which any of such events is effected.

4.4	As a condition precedent to the taking of any action which would require an adjustment pursuant to sections 4.1 or 4.2, the Company shall take any action which may, in the opinion of counsel to the Company, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all of the Common Shares which the Holder is entitled to receive on the full exercise of the Warrants in accordance with the provisions hereof.

5.	Reserve for Issuance

5.1	The Company covenants to keep alloted sufficient Common Shares to be issued, as fully paid and non-assessable, on exercise of the Warrants. Nothing contained in this certificate shall affect or restrict the right of the Company to issue Common Shares or other securities from time to time.

6.	Notices

6.1	Any notice or other communication given hereunder shall be in writing and may be given by sending the same by personal delivery or by mailing the same by registered mail within Canada to such party at the following address:

(a)	if to the Company:

Lynden Energy Corp.

885 West Georgia Street, Suite 2150

Vancouver, BC

V6C 3E8

Attention: Chief Executive Officer

(b)	if to the Holder:

to the address set forth on the face page hereof.

6.2	Any notice or other communication shall:

(a)	if personally delivered, be deemed to have been given or made at the time of delivery; and

(b)	if mailed by registered mail and properly addressed be deemed to have been given or made on the fourth business day following the day on which it was so mailed; provided that if mailed, should there be, at the time of mailing or between the time of mailing and the actual receipt of the notice, a mail strike, slowdown or other labour dispute which might affect the delivery of such notice by the mails, then such notice shall only be effective upon actual delivery.

A party may give written notice of change of address in the same manner, in which event such notice shall thereafter to be given to it as above provided at such changed address.

7.	Transfer of Warrants

7.1	Subject to applicable securities laws, the Holder may, by completing the form of transfer in Schedule B to this certificate, transfer the Warrants either in whole or in part. Every transfer of Warrants must be signed by the registered Holder or the Holder’s legal personal representative(s) or the attorney authorized in writing of the registered Holder. Any such transfer, accompanied by this certificate, must be delivered to the Company’s Transfer Agent, together with such evidence of identity or title as the Company may reasonably require, whereupon the transfer will be registered and duly noted by endorsement signed by the Company’s Transfer Agent. If part only of the Warrants is transferred, the Company’s Transfer Agent will deliver to the Holder and the transferee certificates for the same aggregate number of Warrants as represented herein substantially in the form of this certificate.

7.2	The Holder shall be allowed one full or partial re-registration of this certificate. Thereafter, the Holder may be charged a fee of $25.00 plus HST for each re-registration.

8.	General

8.1	If this certificate is mutilated, lost, destroyed or stolen, the Company, subject to applicable law, will issue and deliver a new certificate representing the Warrants of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated certificate or in lieu of and in substitution for the lost, destroyed or stolen certificate. The applicant for the issue of a new certificate representing the Warrants pursuant to this section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish the Company such evidence of ownership and of the loss, destruction or theft of the certificate so lost, destroyed or stolen as shall be satisfactory to the Company in its discretion and the applicant may also be required to furnish an indemnity in amount and form satisfactory to it in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

8.2	The Warrants shall rank pari passu with all other share purchase warrants of the Company notwithstanding the actual date of issue of the certificates that evidence them.

IN WITNESS WHEREOF the Company has caused this certificate to be executed by a duly authorized officer as of the 4th day of May, 2012.

LYNDEN ENERGY CORP. by its authorized signatory:

NAME:	COLIN WATT
TITLE:	PRESIDENT AND CHIEF EXECUTIVE OFFICER

Schedule A

Subscription Form

To:	Lynden Energy Corp.

885 West Georgia, Suite 2150

Vancouver, BC, V6C 3E8

(a) The Undersigned being the registered holder of the enclosed Warrant Certificate (the “Holder”) hereby subscribes for                     Common Shares of Lynden Energy Corp. (the “Company”) (or such number of Common Shares or other securities or property to which such subscription entitles the Holder in lieu thereof or in addition thereto under the provisions of the Warrant Certificate) pursuant to the within Warrants at the Exercise Price (or the adjusted dollar amount per share at which the Holder is entitled to purchase such shares under the provisions of the Warrants) until 4:00 p.m. (Vancouver time) on May 4, 2015 on the terms specified in the said Warrant Certificate, which certificate is surrendered to the Company and which will, upon the issuance of the Common Shares referred to above and a new share purchase warrant certificate for any outstanding rights of the surrendered Warrant Certificate, be null and void. The Holder also encloses herewith a certified cheque, bank draft or money order or has transmitted good same day funds by wire or other similar transfer, in lawful money of Canada, payable to or to the order of the Company in payment of the subscription price.

(b)	The Holder hereby directs that the said Common Shares subscribed for be issued and delivered as follows:

Name(s) in Full	Address(es) (include postal code)	Number(s) of Common Shares

Total:

DATED:

Signature Guaranteed	(Signature of Holder)

Print full name

Print full address

Instructions:

1.	The registered holder of Warrants may exercise its right to exercise the Warrants into Common Shares by completing and surrendering this Subscription Form and the ORIGINAL certificate representing the Warrants being converted to the Company, as provided for in the Warrant Certificate. Certificates representing the Common Shares to be acquired on exercise will be sent by prepaid ordinary mail to the address(es) above within three business days after the receipt of all required documentation.

2.	If this Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Company.

3.	If this Subscription Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrants to be exercised: (i) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and (ii) the registered holder must pay to the Company all applicable taxes and other duties.

Schedule B

Transfer Form

To:	Lynden Energy Corp.

885 West Georgia, Suite 2150

Vancouver, BC, V6C 3E8

FOR VALUE RECEIVED, the undersigned transfers the Warrants represented by the attached certificate to:

(Print name and address of transferee)

DATED:

Signature(s) of Transferor(s) is hereby guaranteed by:	Signature of Registered Holder (or its representative if the Holder is not an individual)

Name of Registered Holder

Name and Title of Person signing on behalf of the Holder (if the Holder is not an individual)

The signature on the foregoing assignment must correspond with the name of the Holder as set forth on the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a Major Canadian Schedule 1 chartered bank or by a member of a recognized Medallion Signature Guarantee Program.